Exhibit 4.1

Number	[GRAPHIC]	Shares

INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA

	PATTERSON COMPANIES, INC.	SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

CUSIP 703395 10 3

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, OF THE PAR VALUE OF $.01 PER SHARE, OF

PATTERSON COMPANIES, INC.

Common

transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by facsimile signatures of its duly authorized officers.

Dated:

/s/ MATHEW LEVITT		/s/ PETER L. FRECHETTE
SECRETARY		CHIEF EXECUTIVE OFFICER

Countersigned and Registered: WELLS FARGO BANK, N.A. Transfer Agent and Registrar

	By:	/s/ JENNIE M. KAUFMAN
Authorized Signature

The Corporation is authorized to issue shares of more than one class or series of Preferred Stock of the par value of one cent ($.01) per share. The Board of Directors of the Corporation has the authority to determine the relative rights and preferences of each such class or series. The Corporation will furnish, without charge, to each shareholder who so requests, a full statement of the designations, preferences, limitations, relative rights and voting power granted to or imposed upon the shares of each class or series authorized to be issued, and the authority of the board to determine the relative rights and preferences of subsequent classes or series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws and regulations:

TEN COM	–	as tenants in common	UTMA – Custodian
(Cust) (Minor)

TEN ENT	–	as tenants by the entireties	under Uniform Transfer to Minors

JT TEN	–	as joint tenants with right of survivorship and not as tenants in common	Act (State)

Additional abbreviations may also be used though not in the above list.

For value received                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

___________________________________________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

______________________________________________________________________________________________________ Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________ ___________________________________________________________________________________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.